UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 02, 2012 (March 30, 2012)

Penn Virginia Resource Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite 500 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 30, 2012, Penn Virginia Resource Partners, L.P.’s (“Partnership”) wholly-owned subsidiary, PVR Marcellus Gas Gathering, LLC (“PVR Gathering”) entered into a Construction and Gas Gathering Agreement (“Agreement”) with Inflection Energy, LLC (“Inflection”) to construct and operate a system of gathering pipelines and compression facilities to service Inflection’s Marcellus Shale natural gas production within an Area of Mutual Interest (“AMI”) in Lycoming County, Pennsylvania. Within this AMI, PVR Gathering anticipates constructing approximately 10-miles of a 16- to 20-inch trunkline and approximately 15-miles of gathering lines together with associated compression facilities, pursuant to a phased construction schedule corresponding with Inflection’s achievement of various well completion and production milestones. The Agreement provides Inflection with firm gathering capacity on the trunkline, and PVR Gathering will receive fees for gathering and compression services, with no direct commodity exposure. The initial phase of construction is expected to be operational in the third quarter of 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC, its General Partner

	By:	/s/ Bruce D. Davis, Jr.
BRUCE D. DAVIS, JR.
Executive Vice President, General Counsel and Secretary

Dated: April 2, 2012